UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 4, 2008

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant

On September 4, 2008, Pennsylvania Real Estate Investment Trust (the “Company”), PREIT Associates, L.P. (which is the operating partnership of the Company) and PREIT-RUBIN, Inc. (PREIT Associates and PREIT-RUBIN, collectively, the “Borrower”) entered into a senior unsecured Term Loan Agreement (the “Term Loan Agreement”) with Wells Fargo Bank, National Association, as agent, sole bookrunner and lead arranger. The Borrower has borrowed $130.0 million under the Term Loan Agreement. On September 9, 2008, four subsidiaries of the Company closed agreements for an aggregate of approximately $290.0 million through four separate loan transactions, each of which is secured by a mortgage on a mall owned indirectly by the Company through one of the four subsidiaries. The malls are Jacksonville Mall (Jacksonville, North Carolina), Logan Valley Mall (Altoona, Pennsylvania), Wyoming Valley Mall (Wilkes Barre, Pennsylvania) and Patrick Henry Mall (Newport News, Virginia).

The Company used the proceeds of the borrowing under the Term Loan Agreement, these four mortgage loans and a borrowing under its Credit Facility to repay the Company’s approximately $400 million, 15 property real estate mortgage investment conduit, or REMIC, in full. In connection with this repayment, the 15 malls were released from the liens under the REMIC, and, as described above, four of these malls were used to secure new mortgage financings. The Company assumed the REMIC in connection with its 2003 merger with Crown American Realty Trust.

Term Loan Agreement

On September 4, 2008 and September 9, 2008, the Company borrowed $83.5 million and $46.5 million, respectively, under the Term Loan Agreement. The Borrower swapped the floating interest rate on the amount borrowed to date under the Term Loan Agreement to a fixed rate of 5.325%. The Company may increase the outstanding amount of the term loan, subject to certain conditions and to the participation of additional lenders, on up to two additional occasions before the initial maturity date of March 20, 2010.

The lenders under the Term Loan Agreement include Wells Fargo Bank, National Association, TD Bank, N.A., U.S. Bank National Association and Wilmington Trust of Pennsylvania. The Borrower has one option to extend the term for twelve months, subject to the absence of any events of default at that time. Interest under the Term Loan Agreement is payable monthly in arrears, and no principal payment is due until the end of the term. The Term Loan Agreement contains lender yield protection provisions. The Borrower may not prepay the loan during the first twelve months of the term, but may prepay all or a portion of the term loan beginning in the thirteenth month, subject to a prepayment fee. The Company and certain of its subsidiaries are guarantors of the obligations arising under the Term Loan Agreement.

The Borrower is required to have interest rate protection as to a notional amount of not less than 80% of the term loan amount.

The Term Loan Agreement contains customary representations and affirmative and negative covenants, including compliance with certain financial covenants that are materially the same as those contained in the Company’s Credit Facility. A description of the financial covenants under the Company’s Credit Facility, as amended, is set forth on pages 51 and 52 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and on pages 2 and 3 of the Company’s Current Report on Form 8-K filed on May 27, 2008.

Upon the expiration of any applicable cure period following an event of default, the lenders may declare all outstanding obligations in connection with the Term Loan Agreement immediately due and payable. Upon the occurrence of a voluntary or involuntary bankruptcy proceeding of the Company, PREIT Associates, PREIT-RUBIN, Inc. or any material subsidiary, all outstanding amounts will automatically become immediately due and payable.

Wells Fargo Bank, National Association is the administrative agent and a lender under the Company’s Credit Facility.

Patrick Henry Mall

The loan secured by Patrick Henry Mall is for a principal amount of $97.0 million. The lender is The Prudential Insurance Company of America. The loan bears interest at an annual rate of 6.34% and has a seven-year term. Principal and interest under the loan will be repaid based on a 25 year amortization schedule, with the remaining balance payable in a lump sum at maturity.

The borrower may prepay the loan in whole or in part at its option. Prepayments of the loan will be subject to a prepayment premium. The loan contains various customary events of default, including, among other things, nonpayment of principal, interest, fees or other amounts; inaccuracy of representations and warranties; and violation of covenants. If an event of default occurs under the loan agreement, then, subject to the borrower’s customary cure rights, the lender may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, fees and other obligations of the borrower, to be immediately due and payable. Upon the occurrence of certain bankruptcy events with respect to the borrower, its general partner or PREIT Associates, the entire outstanding balance of the loan automatically becomes immediately due and payable.

Jacksonville Mall

The loan facility secured by Jacksonville Mall is for a principal amount of $60.0 million. The administrative agent and lender for the loan is Norddeutsche Landesbank Girozentrale. The borrower initially borrowed approximately $56 million. On one occasion prior to March 9, 2010, the borrower may request an increase in the principal amount of the loan of up to approximately $4 million, or a total outstanding principal amount of $60.0 million, subject to the satisfaction of a financial condition and the absence of any events of default.

The loan bears interest at an annual rate equal to, at the election of the borrower, LIBOR plus 210 basis points, or a base rate equal to the prime rate (as set forth in The Wall Street Journal), or if greater, the federal funds rate plus 50 basis points, plus a margin of 50 basis points. The loan has a five-year term that may be extended at the borrower’s election for up to two additional one-year periods, subject to the satisfaction of financial covenants, including a debt service coverage ratio and a leverage ratio, and the absence of any events of default. Interest only is payable until the maturity date.

See “Common Provisions of Mortgage Loans for Jacksonville Mall, Logan Valley Mall and Wyoming Valley Mall” below for a description of additional terms of this loan.

Logan Valley Mall

The loan secured by Logan Valley Mall is for a principal amount of $68.0 million. The administrative agent and lender for the loan is Norddeutsche Landesbank Girozentrale. The loan bears interest at an annual rate equal to, at the election of the borrower, LIBOR plus 210 basis points, or a base rate equal to the prime rate (as set forth in The Wall Street Journal), or if greater, the federal funds rate plus 50 basis points, plus a margin of 50 basis points. The loan has a five-year term that may be extended at the borrower’s election for up to two additional one-year periods, subject to the satisfaction of financial covenants, including a debt service coverage ratio and a leverage ratio, and the absence of any events of default. Interest only is payable until the maturity date.

See “Common Provisions of Mortgage Loans for Jacksonville Mall, Logan Valley Mall and Wyoming Valley Mall” below for a description of additional terms of this loan.

Wyoming Valley Mall

The loan secured by Wyoming Valley Mall is for a principal amount of $65.0 million. The administrative agent and lender for the loan is Norddeutsche Landesbank Girozentrale. The loan bears interest at an annual rate equal to, at the borrower’s election, LIBOR plus 225 basis points, or a base rate equal to the prime rate (as set forth in The Wall Street Journal), or if greater, the federal funds rate plus 50 basis points, plus a margin of 50 basis points. The loan has a five-year term that may be extended at the borrower’s election for up to two additional one-year periods, subject to the satisfaction of financial covenants, including a debt service coverage ratio and a leverage ratio, and the absence of any events of default. Interest only is payable until the maturity date.

See “Common Provisions of Mortgage Loans for Jacksonville Mall, Logan Valley Mall and Wyoming Valley Mall” below for a description of additional terms of this loan.

Common Provisions of Mortgage Loans for Jacksonville Mall, Logan Valley Mall and Wyoming Valley Mall

The borrower is required to obtain interest rate protection as to a notional amount equal to the principal amount of the loan within 30 days from the date of the loan agreement.

The borrower may prepay the loan in whole or in part, subject to the payment of breakage fees, if any. The loan agreement contains various customary events of default, including, among other things, nonpayment of principal, interest, fees or other amounts; inaccuracy of representations and warranties; and violation of covenants. If an event of default occurs under the loan agreement, then, subject to customary cure rights, the lender may declare the entire outstanding balance, including all accrued and unpaid interest, fees and other obligations of the borrower, to be immediately due and payable. Upon the occurrence of certain bankruptcy events with respect to the borrower, its general partner or PREIT Associates, the entire outstanding balance of the loan automatically becomes immediately due and payable. PREIT Associates has agreed to guarantee the payment of certain nonrecourse carveouts under the loan agreement, the completion of certain alterations at the mall and the payment of all breakage fees under the loan, and certain obligations arising under the required interest rate protection agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: September 10, 2008	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel